                                                                      EXHIBIT 21

                                HOLLY CORPORATION

                           SUBSIDIARIES OF REGISTRANT




        Holly Corporation owns 100% of the capital stock of the following subsidiaries (state of respective incorporation shown in parentheses):

          Navajo Corp.                            (Del.)
          Navajo Holdings, Inc.                   (N.M.)
          Holly Petroleum, Inc.                   (Del.)
          Black Eagle, Inc.                       (Del.)


        Holly Corporation owns 57.5% and Navajo Corp. owns 42.5% of the capital stock of Navajo Refining Company (Del.).

        Navajo Refining Company owns 100% of the stock of Navajo Northern, Inc. (Nev.), Lorefco, Inc. (Del.), and Navajo Western Asphalt Company (N.M.).

        Navajo Holdings, Inc. owns 100% of the stock of Navajo Pipeline Co. (Del.).

        Navajo Pipeline Co. owns 100% of the stock of Navajo Southern, Inc. (Del.).

        Lorefco, Inc. owns 100% of the stock of Lea Refining Company (Del.).

        Navajo Northern, Inc. owns 100% of the stock of Montana Retail Corporation (Del.).

        Black Eagle, Inc. and Navajo Northern, Inc. are the general partners of Montana Refining Company, a Partnership.



                                      -64-